Global Made Possible

CONTRATO DE TRABAJO

suscrito entre

La Compañía Globalization Partners HR Spain, S.L.U. ("G-P") con domicilio en la Calle Velázquez, número 150, planta baja, 28002 de Madrid, España con CIF B87911764 y número de cuenta cotización principal (CCC) 28/2334902-09 (en adelante denominada "la Compañía"), representada en este acto por

Andra Enescu

en su calidad de representante legal.

y

D./Doña Edvard Per Erik Svehag con domicilio en la Calle Hernan Cortes 168, 29678 Benahavis, Benahavis, Málaga, 29678, Spain, y titular del DNI/NIE Y7908640N (en adelante denominada "El/La Empleado(a)").

Los comparecientes (en adelante, las "Partes") se reconocen suficiente capacidad jurídica para formalizar el presente contrato de trabajo y,

con fecha 13 de Enero de 2026.

EXPONEN

Que, ambas partes se someten a las siguientes

C L A U S U L A S

CONTRACT OF EMPLOYMENT

between

Globalization Partners HR Spain, S.L.U. ("G-P"), with domicile in Calle Velázquez, número 150, planta baja, 28002 de Madrid, Spain with CIF B87911764 and main contribution account number (CCC) 28/2334902-09 (hereinafter referred to as "the Company"), represented by

Andra Enescu

as legal representative.

and

Mr./Ms Edvard Per Erik Svehag , with domicile in Calle Hernan Cortes 168, 29678 Benahavis, Benahavis, Málaga, 29678, Spain, and holder of the DNI/NIE Y7908640N (hereinafter referred to as the "Employee").

The participants (hereinafter referred to as the "Parties") recognise that they have sufficient legal capacity to enter into this employment contract and,

dated January 13, 2026.

WITNESSETH

That, both parties submit themselves to the following

C L A U S E S

1. Principios del contrato

1.1. La relación laboral ordinaria que en el presente Contrato se regula, se fundamenta en la recíproca confianza de las Partes, las cuales acomodarán el ejercicio de sus derechos y obligaciones a las exigencias de la buena fe, comprometiéndose el/la Empleado/a a cumplir con toda su dedicación y saber profesional las funciones que le encomiende la Compañía.

1.2. El/La Empleado/a declara que no está sujeto a ningún acuerdo de no competencia ni restricción similar que le impida o dificulte la celebración del presente Contrato.

1.3. La relación laboral está sujeta a que El/La Empleado/a tenga derecho legal de trabajar en España, lo que puede incluir tener un permiso de trabajo que le autorice a trabajar para la Compañía. Mantener el derecho legal de El/La Empleado/a para trabajar en España es una obligación de este contrato y la continuidad de la relación laboral con la Compañía está condicionada a la obtención y mantenimiento de esta autorización legal. El/La Empleado/a tiene la obligación de notificar inmediatamente a la Compañía si en cualquier momento durante el empleo deja de tener el derecho de trabajar en España.

1.4. El Convenio Colectivo de aplicación será el Convenio Colectivo del Sector de Oficinas y Despachos de la Provincia de Málaga, en adelante el “Convenio colectivo” o “CBA”.

1. Principles of contract

1.1. The ordinary employment relationship regulated in this Contract is based on the reciprocal trust of the Parties, which shall adapt the exercise of their rights and obligations to the requirements of good faith, and the Employee undertakes to fulfil the duties entrusted to him/her by the Company with all his/her dedication and professional knowledge.

1.2. The Employee declares that he/she is not subject to any non-compete agreement or similar restriction which would prevent or hinder him/her from entering into this Agreement.

1.3. The employment relationship is subject to the condition precedent that the Employee has a legal right to work in Spain, which may include possessing a work permit that entitles to be employed with the Company. Maintenance of the Employee’s legal authorization to work in Spain is a material obligation of this agreement, and the continued employment by the Company is conditional on obtaining and maintaining this legal authorization. The Employee is required to immediately notify the Company if they cease to be entitled to work in Spain at any time during the employment.

1.4. The Collective Bargaining Agreement applicable shall be the one for the Offices and Workplaces Sector in the Province of Málaga, hereinafter referred to as the "Collective Bargaining Agreement" or “CBA”.

2. Actividad en la Compañía

2.1. El/La Empleado(a) realizará las funciones propias del puesto de trabajo International Market Specialist, comprendido en el grupo 1/A, de acuerdo con el sistema de clasificación profesional vigente en la Compañía.

2. Activity in the Company

2.1. The Employee will be rendering the duties proper to the job position of International Market Specialist, included in the Group 1/A, as per the current professional classification system of the Company.

En el desarrollo de sus funciones, el/la Empleado(a) prestará soporte en proyectos o servicios en los que la Compañía intervenga para su cliente AIRO Group Holdings, Inc.

In the performance of his/her duties, the Employee shall provide support in projects or services in which the Company is involved for its customer AIRO Group Holdings, Inc.

2.2. No obstante lo anterior, el/la Empleado(a) llevará a cabo las funciones que en cualquier momento le encomiende la Compañía, en el marco de los límites legales.

2.2. Notwithstanding the above, the Employee will perform all such duties as may from time to time be required by the Company, in accordance with legal provisions.

2.3. El/La Empleado(a) se compromete a desempeñar leal y diligentemente sus funciones y responsabilidades de acuerdo con las políticas, procedimientos y prácticas de la Compañía, y acepta que es una condición de su empleo el cumplir con dichas políticas, procedimientos y prácticas.

2.3. The Employee shall faithfully and diligently discharge his/her duties and responsibilities in accordance with the Company's policies, procedures and practices and accepts that it is a condition of employment that such policies, procedures and practices are complied with.

3. Jornada de trabajo

3. Working schedule

3.1. La relación laboral será de carácter indefinido a tiempo parcial.

3.1. The employment relationship will be indefinite, on a part-time basis.

3.2. La jornada de trabajo ordinaria del/de la Empleado/a será de 10.0 horas semanales, siendo esta jornada inferior a la de un trabajador a tiempo completo comparable.

3.2. The Employee's regular work schedule shall be 10.0 hours weekly, which shall be less than that of a comparable full-time employee.

3.3. La distribución del tiempo de trabajo será de lunes a viernes en el horario comprendido entre las 10:00 AM y las 12:00 PM.

3.3. The distribution of working time will be from Monday to Friday between 10:00 AM and 12:00 PM.

3.4. Dada la naturaleza de las funciones que desarrollará, el/la Empleado(a) tendrá la facultad de distribuir las horas pactadas en el contrato en función de sus necesidades y las del servicio.

3.4. Given the nature of the duties the Employee will perform, he/she will have the discretion to distribute the hours agreed in the contract according to his/her needs and those of the business.

4. Retribución y Beneficios

4.1. El salario anual bruto del/de la Empleado(a) asciende a **32,000.00 (treinta y dos mil) EUR**. Este importe se distribuirá en 12 pagas mensuales, que incluyen la parte proporcional de las gratificaciones extraordinarias previstas en el convenio colectivo de aplicación. La remuneración mensual se paga al final de cada mes y será abonada mediante transferencia bancaria a la cuenta del/de la Empleado(a).

4.2. El/La Empleado(a) también recibirá los siguientes subsidios mensuales, deduciendo los impuestos y cualquier retención legalmente permitida de acuerdo con las leyes aplicables:

4.2.1. 50.00 EUR como compensación mensual obligatoria por trabajo remoto.

4.3. La Compañía otorga los beneficios complementarios establecidos por el convenio colectivo. Todos los beneficios complementarios proporcionados que no son requeridos por el CBA se brindan a entera discreción de la Compañía de acuerdo con la política interna vigente en cada momento en la materia.

4.4. El/La Empleado(a) recibirá un bono de firma de 1,026,686.00 EUR, menos impuestos y cualquier retención exigida legalmente de acuerdo con las leyes aplicables.

4.5. Incentivo / Compensación variable. El/La Empleado(a) será elegible para ganar una compensación variable, sujeto a las condiciones (incluidas, entre otras, las condiciones relacionadas con el momento del pago), según lo determine la Compañía a su absoluta discreción en cada momento. Los términos del plan de compensación variable se proporcionarán al/a la Empleado(a). El derecho del/ de la empleado(a) a participar en cualquier plan de compensación variable estará sujeto a las reglas del plan vigente en cada momento. Cualquier compensación variable no deberá y no será considerada como un derecho contractual. Si la Compañía en algún

4. Compensation and Benefits

4.1. The Employee's annual gross pay will amount to **32,000.00 (thirty-two thousand) EUR**. This amount will be paid in 12 monthly payments including the proportional part of the extraordinary payments provided for in the collective bargaining agreement. The monthly remuneration is payable at the end of each month and shall be paid by bank transfer to the Employee's account.

4.2. The Employee will also receive the following monthly allowance(s), less taxes and any legally allowed withholdings in accordance with the applicable laws:

4.2.1. 50.00 EUR as a mandatory monthly home office allowance.

4.3. The Company grants the complementary benefits set forth by the CBA. Any complementary benefits provided that are not required by the CBA are provided in the Company's sole discretion in accordance with its internal policy in force from time to time.

4.4. The Employee will also receive a sign-on bonus of 1,026,686.00 EUR, less taxes and any legally required withholdings in accordance with the applicable laws

4.5. Incentive / Variable compensation. The Employee will be eligible to earn variable compensation, subject to such conditions (including but not limited to, conditions related to the timing of payment) as the Company may in its absolute discretion determine from time to time. The terms of the variable compensation plan will be provided to The Employee. The Employee's entitlement to participate in any variable compensation plan is subject to the rules of the relevant plan in force at the time. Any variable compensation shall not and is not to be regarded as a contractual entitlement. If the Company in any year decides to pay variable compensation to The Employee, The Employee cannot derive any right there from to any future variable

año decide pagar una compensación variable al/a la Empleado(a), el/la Empleado(a) esto no supondrá el derecho a percibir retribución variable de acuerdo con el plan o con cualquier otra política de la Compañía.

compensation in accordance with the plan or any other Company policy.

4.6. Reembolso de Gastos. Los gastos se reembolsarán según lo exijan los términos del CBA. Además, todos los gastos comerciales razonables, total, exclusiva y necesariamente incurridos por el/la Empleado(a) en el desempeño de su trabajo estarán sujetos a la aprobación previa de la Compañía y la presentación de la documentación justificativa correspondiente. Una vez aprobada su pertinencia correrán a cargo de la Compañía y se reembolsarán al/a la Empleado(a), de acuerdo con las pautas de la Compañía.

4.6. Reimbursement of Expenses. Expenses shall be reimbursed as required by the terms of the CBA. In addition, all reasonable business expenses, wholly, exclusively and necessarily incurred by the Employee in the performance of his/her job shall be subject to the Company´s prior approval and the submission of appropriate supporting documentation. Once approved, they shall be borne by the Company and reimbursed to the Employee, in accordance with the Company's guidelines.

4.7. El/La Empleado(a) acepta que la Compañía practique las retenciones a su salario exigidas legalmente.

4.7. The Employee agrees that the Company may withhold the legally required deductions from his/her salary.

5. Vacaciones

5. Holidays

5.1. El/La Empleado(a) disfrutará de 24 días laborables de vacaciones anuales retribuidas.

5.1. The Employee is entitled to take 24 business days of paid holidays per year.

5.2. En caso de extinción de la relación laboral el/la Empleado(a) deberá reembolsar a la Compañía la compensación correspondiente a los días de vacaciones que haya podido disfrutar en exceso sobre los días de vacaciones devengados a la fecha de terminación del Contrato de Trabajo.

5.2. In the event of termination of the employment relationship, the Employee shall reimburse the Company the compensation corresponding to the holiday days that he/she may have taken in excess of the holiday days accrued at the date of termination of the Employment Contract.

5.3. Durante su relación con la Compañía, las vacaciones deberán disfrutarse en el año natural en el que se generan. Únicamente podrán ser trasladadas al año siguiente con carácter excepcional y previa aprobación por escrito de la Compañía.

5.3. During your relationship with the Company, holidays must be taken in the calendar year in which they are generated. They may only be carried forward to the following year on an exceptional basis and with the prior written approval of the Company.

6. Duración de la relación laboral

6. Duration of the labour relations

6.1. El/La Empleado(a) es contratado por la Compañía desde el día 1 de Febrero de 2026.

6.1. The Employee is hired by the Company starting on February 1, 2026.

6.2. Las partes acuerdan que el presente contrato de trabajo no se encuentra sujeto a ningún periodo de prueba.

6.2. The parties hereby agree that this employment contract is not subjected to any probationary period.

6.3. El/La Empleado(a) tendrá la obligación de preavisar con un plazo de 30 días de su voluntad de proceder a la extinción de este contrato de trabajo.

6.3. The Employee must provide at least 30 days of advance notice to terminate this agreement.

7. Acuerdo de Confidencialidad y Protección de la Propiedad Intelectual

7. Confidentiality Agreement and Protection of Intellectual Property

7.1. Durante el periodo en el que desempeñe las funciones recogidas por el presente contrato, el/la Empleado(a) podría tener acceso a información confidencial con respecto a la gestión de la Compañía, sus clientes y su correspondiente política, transacciones, producción, métodos de trabajo, etc. El/La Empleado(a) acuerda que tal información no se revelará a terceras partes salvo requerimiento en el marco de su empleo y durante la realización de sus funciones.

7.1. During the course of his/her employment under this agreement the Employee might have access to and be entrusted with Confidential Information with respect to the running of the Company, its clients, and their respective policies, transactions, production, working methods, etc. The Employee agrees to ensure that such information shall not be disclosed by the Employee to any third parties unless required in the course of his/her employment and used in the proper performance of his/her duties.

7.2. El/La Empleado(a) se compromete, mientras esté al servicio de la Compañía , e incluso una vez que se haya extinguido su relación laboral con la misma, a la más estricta confidencialidad y reserva de toda información recibida como consecuencia de los servicios prestados a la Compañía así como de toda información procedente de estudios que él mismo haya llevado a cabo.

7.2. The Employee agrees, during the course of his/her services to the Company and even once his/her employment relationship is extinguished, to maintain in strict confidence and secrecy all information received as a consequence of his/her services to the Company as well as all information generated from the services carried out by him/her.

7.3. Además, el/la Empleado(a) se compromete a actuar con la debida lealtad y con el cuidado necesario para no dañar los intereses de la Compañía, no sólo durante la realización habitual de sus funciones sino en cualquier circunstancia. A este respecto, se considerará ilegal, la

7.3. In addition, the Employee agrees to act with due loyalty and carefulness so as not to damage the Company's interests, not only during the habitual performance of his/her duties, but at any time. In that sense, it will be deemed unlawful to disclose information that the Employee may have

revelación de información que el/la Empleado(a) pueda haber adquirido como consecuencia de este contrato y el uso de la misma en beneficio propio o de terceros, sino también cualquier plan con vistas a una futura revelación de información.

acquired as a consequence of this contract, to use that information for his/her own interest or for the benefit of third parties, or to plan any future disclosure of such information.

7.4. El/La Empleado(a) no podrá disponer de ningún documento, mercancía o material de la propiedad de la Compañía a los que pueda acceder, con otro fin que no sea el desempeño de sus funciones, salvo en el caso de autorización expresa por escrito. Asimismo, el/la Empleado(a) declara su intención de obedecer a toda instrucción futura de la Compañía en relación a información privilegiada que pueda estar a su disposición como consecuencia de la prestación de servicios para la Compañía.

7.4. The Employee will not be entitled to dispose of any documents, goods, materials owned by the Company that he/she may have in his/her possession, for any other purposes than his/her own service rendering, except in case of previous express and written authorisation. Besides, the Employee declares his/her intention to obey any of the instructions that the Company may give in the future with relation to the confidential information that he/she may obtain as a result of his/her services with the Company.

7.5. Invenciones:

7.5. Inventions:

7.5.1. Cualquier sistema, programa, software, documentos, planos, diseños, modelos, placas de circuitos impresos, productos semiconductores, topografías de productos semiconductores, documentación, archivos, textos, manuales, informes, esquemas, algoritmos, análisis, tecnología, secretos comerciales, nombres comerciales, marcas, nombres de dominio, herramientas, procedimientos, métodos, inventos, descubrimientos, mejoras, desarrollos, innovaciones, know-how y cualquier otro trabajo, creado, diseñado o producido por el/la Empleado(a), ya sea solo o en conjunto con otros, ya sea que hagan uso de las instalaciones, máquinas o herramientas de la Compañía o no,

7.5.1. Any system, program, software, documents, drawings, plans, designs, models, printed circuit boards, semi-conductor products, topographies of semi-conductor products, documentation, files, texts, manuals, reports, schemes, algorithms, analyses, technology, trade secrets and business secrets, commercial names, brands, domain names, tools, procedures, methods, inventions, discoveries, improvements, developments, innovations, know-how, and any other work, created, designed or produced by the Employee, either alone or in conjunction with others, whether making use of the premises, machines or tools of the Company or not,

• durante o en el curso de llevar a cabo este contrato de trabajo, y

• bajo la instrucción de la Compañía, o

• que esté o pueda estar conectado de alguna manera con cualquier actividad que sea o pueda convertirse en una actividad de la Compañía, o

• que es o puede ser objeto de investigación por parte de la Compañía de cualquier manera posible,

• during or in the course of carrying out this employment contract, and

• on the instruction of the Company, or

• which is or may become connected in any way with any activity that is or is likely to become a Company activity, or

• which is or may be the object of research by the Company in any possible way,

permanecerá o se convertirá en propiedad exclusiva de la Compañía. Esta exclusividad implica, pero no se limita a, la transferencia a la Compañía de todos los derechos de propiedad intelectual y otros derechos sobre estos trabajos.

remain or become the exclusive property of the Company. This exclusivity implies, but is not limited to, the transfer to the Company of all intellectual property rights and other rights on these works.

8. No-Captación

8.1. El/La Empleado(a) tiene prohibido, durante la vigencia del presente contrato de trabajo, así como 12 meses después de su terminación, reclutar empleados de la Compañía o de sus clientes de forma directa o indirecta, por su propia cuenta o por cuenta de un tercero, o recomendarlos o sugerir rescindir su contrato de trabajo con la Compañía o con sus clientes para unirse al Empleado o a un tercero en el contexto de un contrato de trabajo o acuerdo de servicios.

8. Non-Solicitation

8.1. The Employee is prohibited, during the term of this employment contract, as well as 12 months after its termination, to recruit employees of the Company or its clients in a direct or indirect way, for his/her own account of for account of a third party, or to recommend or suggest that they terminate their employment contract with the Company or its clients in order to join the Employee or a third party in the context of an employment agreement or services agreement.

9. Centro de trabajo. Viajes

9.1. El/La Empleado(a) prestará sus servicios conforme lo establecido en el acuerdo de teletrabajo adjunto al presente contrato como Anexo 1.

9.2. No obstante, el/la Empleado(a) asume que su puesto de trabajo puede requerir efectuar viajes dentro y fuera del territorio de la Unión Europea, y se compromete a realizarlos cuando sea requerido al efecto por la dirección de la Compañía. El trabajo desde el extranjero requiere la orden o el consentimiento previos de la Compañía.

9. Center of work. Trips

9.1. The Employee shall provide his/her services, as set out in the remote working agreement attached to this contract as Annex 1.

9.2. Nevertheless, the Employee assumes that his/her job may require business trips within the territory of in and out of the European Union and is committed to make them when required to do at the Company's direction. Working from abroad requires prior order or consent of the Company.

10. Material de Trabajo

10.1. El/La Empleado(a) reconoce que cualquier material suministrado por la Compañía o de sus clientes en virtud del presente Contrato de Trabajo es una herramienta de trabajo que pertenece exclusivamente a la Compañía o de sus clientes,

10. Working Tools

10.1. The Employee recognizes that any material provided by the Company or its clients by virtue of this Employment Contract is a working tool which belongs exclusively to the Company or its clients, and that the computer equipment and the different

y que el equipo informático y los diferentes programas, aplicaciones y conexiones, incluyendo la dirección de correo electrónico y el acceso a Internet, entre otros, están incluidos en dicho material. El material de trabajo anteriormente mencionado sólo podrá utilizarse con fines profesionales, comprometiéndose el/la Empleado(a) a un uso y trato adecuado a dicha finalidad.

10.2. En consecuencia, el/la Empleado(a) acuerda que la Compañía podrá, en cualquier momento, comprobar que el uso de dicho material se realiza de manera adecuada por parte del/de la Empleado(a), para lo cual éste acepta que la Compañía pueda efectuar controles periódicos acerca de dicha utilización a través de los sistemas de control internos, sujeto a las limitaciones establecidas legalmente. El uso o trato inadecuado del material de trabajo por parte del/de la Empleado(a) podrá ser considerado como infracción laboral susceptible de sanción, en cuya graduación se tendrán en consideración las circunstancias de cada caso.

11. Protección de Datos

11.1. De conformidad con la normativa aplicable en materia de protección de datos, el/la Empleado(a) consiente y autoriza expresamente a la Compañía a:

11.1.1. Incluir los datos aportados con motivo del Contrato y los que en el futuro pudiera aportar, así como cualquier otro que pueda generarse con motivo de la relación laboral, al fichero de datos de Trabajadores mantenido por la Compañía.

11.1.2. Tratar dichos datos con el objeto de utilizarlos para la gestión de la relación laboral o de las relaciones comerciales o de otro tipo de la Compañía con otras Compañías y organismos, así como para mantenerlos una vez finalizada la

programs, applications and connections, including email address and access to internet, amongst others, are included in said material. The above-mentioned working material can only be used for professional purposes, undertaking the employee to adequately use and take care of said material for that purpose.

10.2. Consequently, the Employee agrees that the Company could, at any time, check that said material is adequately used by the Employee. Therefore, the latter accepts that the Company may carry out periodic controls on the use of said working material by means of the Company's internal checking systems, in accordance with the law. To inadequately use or take care of the working material by the Employee could be considered to be misconduct liable to be sanctioned, and the circumstances of each case will be taken into consideration in order to determine the grade of said misconduct.

11. Data Protection

11.1. In accordance with the applicable data protection legislation, the Employee expressly consents and authorizes the Company to:

11.1.1. Include the data given in the contract, the ones that she/he could be able to provide in the future and any others that could be produced by the employment relationship in the Company's data file.

11.1.2. Treat the mentioned data with the aim to use them to handle the employment relationship, and any other business relationships that the Company and any other companies and any other agencies, and maintain them once the relationship

relación laboral, en este caso únicamente para el cumplimiento de las obligaciones legales.

ends in this case exclusively for the enforcement of legal obligations.

11.1.3. Ceder los antedichos datos a las Compañías y organismos citados en el párrafo anterior y a otras sedes, sucursales, filiales de la Compañía tanto en España como en el extranjero, incluyendo países que puedan no proporcionar un nivel de protección equiparable al que ofrece la legislación española, para los mismos fines descritos en el párrafo anterior.

11.1.3. Surrender the mentioned data in favour of the listed above and any other office, affiliate company or branch that the Company could have both in Spain and abroad, including countries that do not have a comparable level of protection to the one offered by the Spanish law, for identical aims to the described above.

11.2. El afectado tiene los derechos de oposición, acceso, rectificación y cancelación respecto de los datos aportados, los cuales podrá hacer efectivos conforme a la legislación aplicable, dirigiéndose por escrito al Departamento de Recursos Humanos.

11.2. The concerned will have the right to object, rectification, access, cancellation, attending to the Spanish law, by sending written notification to the human resources department.

11.3. Los datos del/de la Empleado(a) serán tratados por la Compañía de manera confidencial y con el mantenimiento las debidas condiciones de seguridad que eviten su alteración, pérdida o acceso no autorizado por terceros.

11.3. The Company will treat the Employee's data in a confidential manner and with the right security conditions that prevent its alteration, loss or access to non-authorized third parties.

12. Normas laborales

12. Labour rules

12.1. En todo lo no pactado en el presente contrato, se estará en lo establecido en el Estatuto de los Trabajadores y en el Convenio colectivo.

12.1. Any and all aspects not addressed in this Agreement shall be governed by the provisions of the Statute of Workers and the Collective Bargaining Agreement.

13. Disposiciones finales

13. Final Provisions

13.1. Este contrato contiene la totalidad de los acuerdos alcanzados por las partes concernientes a la materia objeto del mismo.

13.1. This contract contains all agreements reached by the contractual parties concerning the contract's subject matter.

13.2. Cualquier modificación o adición al presente contrato tras su firma sólo será válida si se realiza de forma escrita. Esto será igualmente aplicable a cualquier renuncia de los derechos derivados del presente contrato, inclusive la renuncia al

13.2. Any modification or amendment made to this contract after its signing will only be valid if made in written form. This will also be applicable to any waiver of rights arising from this contract, including a waiver of the writing requirement. A

requisito de la forma escrita. Se considerará que cualquier comunicación a la otra parte ha sido válidamente notificada si la misma es remitida por correo certificado con acuse de recibo al último domicilio conocido del destinatario. Cualquier comunicación enviada electrónicamente se considerará recibida por el destinatario el siguiente día hábil después de su envío.

communication is deemed to have been validly received if it was sent by registered mail and a written notice of delivery was left at the addressee's last known address. Any communication sent electronically will be deemed received by addressee.

13.3. La nulidad o imposibilidad práctica de alguna de las condiciones pactadas en el presente contrato no anulará el resto, que permanecerá válido. Ambas partes se comprometen a negociar la condición inválida o impracticable y a sustituirla por otra nueva condición que se asemeje lo más posible a la finalidad económica de la condición original.

13.3. Should one or more of the conditions of this contract become invalid or prove impracticable, the validity of the remaining conditions will not be affected. The parties undertake to negotiate the invalid or impracticable condition and replace it by a new condition which comes as close as possible to the economic aim of the original condition.

13.4. El presente Contrato se regirá por la legislación española. Todas las controversias que surjan en relación con este Contrato o cualquier otro acuerdo suplementario serán resueltas por los tribunales españoles.

13.4. This Employment Agreement shall be governed by the Spanish legislation. All disputes arising in connection with this Agreement or any further supplemental agreements shall be settled by a competent court of jurisdiction in Spain.

13.5. El presente contrato se formaliza en versión bilingüe, de igual valor y contenido, y en caso de discrepancia entre la versión inglesa y la versión española, prevalecerá esta última.

13.5. This employment contract is made in a bilingual version, of equal value and content, and in case of discrepancy between the English version and the Spanish version, the latter shall prevail.

Y en prueba de conformidad de cuanto antecede, ambas partes suscriben el presente contrato, en la fecha de su encabezado.

And in witness whereof, both parties hereto have signed this contract, on the date of the foregoing.

El/La Empleado(a):

Edvard Per Erik Svehag

The employee:

Edvard Per Erik Svehag

La Compañía:

Andra Enescu

Andra Enescu

Legal representative

The company:

Andra Enescu

Andra Enescu

Legal representative

G-P

ANEXO 1

ACUERDO SOBRE TRABAJO A DISTANCIA

(en lo sucesivo, el "Acuerdo")

entre

La Compañía Globalization Partners HR Spain, S.L.U., (en lo sucesivo, la ''Compañía''),

y

D./Doña Edvard Per Erik Svehag, (en lo sucesivo, "el/la Empleado(a)").

ANNEX 1

AGREEMENT ON DISTANCE WORK

(hereinafter, referred to as the "Agreement")

between

Globalization Partners HR Spain, S.L.U., (hereinafter referred to as "the Company"),

and

Mr./Ms. Edvard Per Erik Svehag, (hereinafter referred to as the "Employee").

PREÁMBULO

1. Que, las Partes celebraron un contrato de trabajo con fecha 8 de Enero de 2026 (en adelante, el "Contrato de Trabajo"), para la prestación de servicios en la modalidad de trabajo a distancia.

2. Que, de conformidad con la Ley 10/2021, de 9 de julio, de trabajo a distancia, ambas partes suscriben el presente Acuerdo con el fin de regular y homogeneizar los términos y

PREAMBLE

1. The Parties have concluded an employment agreement as of January 8, 2026 (hereinafter referred to as "Employment Agreement"), to render services through distance work.

2. That, in accordance with Law 10/2021 of 9th July on distance work, the Parties sign this Agreement in order to regulate and homogenize

condiciones en los que será desarrollada la prestación de servicios en régimen de teletrabajo, de conformidad con las siguientes.

the terms and conditions for the provision of distance work, in accordance with the following.

CLÁUSULAS

1. Medios, instalación y equipamiento para el trabajo a distancia

1.1. El/la Empleado/a tendrá a su disposición los siguientes medios, equipos y herramientas para el desarrollo del trabajo a distancia:

ordenador portátil

1.2. Estos medios tendrán una vida útil aproximada de 5 años, sin perjuicio de lo establecido en los siguientes apartados de este artículo.

1.3. El/la Empleado/a es responsable del correcto mantenimiento de todos medios, equipos y herramientas detallados en el punto 1.1. de este Acuerdo, así como de aquellos otros equipos que la Compañía pudiera poner a disposición del Empleado/a durante la prestación de servicios a distancia.

1.4. La Compañía garantizará un acceso suficiente a la red interna de la Compañía. El portátil, incluidos los accesorios, sigue siendo propiedad de la Compañía y deberá utilizarse con la debida diligencia. La Compañía debe ser notificada inmediatamente de cualquier defecto o daño. Los costes de reparación correspondientes correrán a cargo de la Compañía, siempre que dichos daños no se deban a un mal uso del/la

CLAUSES

1. Means, set up and equipment of distance work

1.1. The Employee shall have at his/her disposal the following means, equipment and tools for the development of remote work:

laptop

1.2. These means and tools will have an approximate life cycle of 5 years, without prejudice to the following sections of this article.

1.3. The Employee is responsible for the appropriate maintenance of all the means, equipment and tools included in section 1.1. of this Agreement, as well as any other equipment that the Company may make available to the Employee during the provision of remote services.

1.4. The Company shall ensure sufficient access to the company's internal network. The laptop, including accessories, remains the property of the Company and must be handled with care. The Company must be notified immediately of any defect or damage. The corresponding repair costs will be borne by the Company, as far as those damages are not a consequence of a bad use by

Empleado/a. La Compañía también realizará el pedido correspondiente, en caso de ser necesario.

the Employee. The Company will also place the corresponding order, if necessary.

1.5. Si el/la Empleado/a requiere equipo de trabajo adicional para desarrollar el trabajo a distancia, deberá solicitarlo a la Compañía y ser aprobado por ésta. Todos los equipos de trabajo puestos a disposición por la Compañía seguirán siendo propiedad de la misma, estarán protegidos contra el acceso de terceros y serán entregados a la Compañía en cualquier momento a petición de la misma, en particular tras la terminación de la relación laboral.

1.5. If the Employee requires further working equipment for distance work, he/she must apply it to the Company and shall be approved by it. All work equipment made available by the Company shall remain the property of the Company, shall be protected against access by third parties and shall be handed over to the Company at any time upon its request, in particular upon termination of the employment relationship.

1.6. En caso de que existan dificultades técnicas que impidan el normal desarrollo del trabajo a distancia, el/la Empleado/a deberá ponerse inmediatamente en contacto con la Compañía. Los costes de reparación correspondientes correrán a cargo de la Compañía, siempre que ello no se deba a un mal uso del/ de la Empleado/a.

1.6. In the event of technical difficulties that prevent the normal development of distance work, the Employee shall immediately contact the Company. The corresponding repair costs will be borne by the Company, as far as they are not a consequence of a bad use by the Employee.

1.7. Los medios puestos a disposición por la Compañía serán de uso exclusivo profesional y para el ámbito de sus actividades de trabajo a distancia.

1.7. The means and tools made available by the Company shall be for the exclusive professional use and for the scope of distance working activities.

2. Compensación por gastos del trabajo a distancia

2. Compensation of expenses due to Remote work

2.1. Con fecha de efectos de 12 de Enero de 2026, el/la Empleado/a percibirá la compensación general y total por los gastos de trabajo a distancia que disponga la cláusula 4.2.1. del presente contrato.

2.1. Effective from January 12, 2026, the Employee shall receive the general and full compensation for the expenses related to remote work as provided by the clause 4.2.1 of the employment contract.

2.2. Estos gastos serán abonados al Empleado/a mediante la nómina mensual.

2.2. These costs will be paid to the Employee through the monthly payroll.

2.3. El importe indicado en la Cláusula 2.1. comprenderá todos los gastos que puedan derivarse del trabajo a distancia y el/la Empleado/a no tendrá derecho a reclamar

2.3. The amount indicated in Clause 2.1. will cover all costs that may arise from distance work and the Employee shall not be entitled to claim any additional compensation for these items.

ninguna compensación adicional por estos conceptos.

3. Horario de trabajo y porcentaje de distribución

3.1. El/la Empleado/a realiza su trabajo al 100% en modalidad de trabajo a distancia desde su domicilio privado, situado en Calle Hernan Cortes 168, 29678 Benahavis, Benahavis, Málaga, 29678, Spain.

3.2. Durante la prestación de servicios a distancia, el/la Empleado/a podrá organizar su jornada laboral con plena autonomía en cuanto al horario de entrada y salida, siempre y cuando dicha organización se realice dentro del siguiente rango horario (10:00 AM – 12:00 PM). No obstante el Empleado se compromete a cumplir con el número total de horas de trabajo correspondientes con su jornada diaria, así como a garantizar la adecuada ejecución y cumplimiento de las tareas y responsabilidades inherentes a su puesto.

3.3. No obstante, lo anterior, durante las horas de trabajo a distancia, el/la Empleado/a debe asegurarse de encontrarse accesible por teléfono y por correo electrónico a través de su cuenta de Compañía. En todos los demás aspectos, es libre de organizar las horas de trabajo siempre que no haya necesidades operativas que lo impidan.

3.4. Durante las horas de trabajo a distancia, el/la Empleado/a se compromete a cumplir con las disposiciones del Convenio Colectivo aplicable, así como el Estatuto de los Trabajadores, en relación con el tiempo de descanso correspondiente.

3. Working hours and distribution

3.1. The Employee performs his/her work 100% through distance work from his/her private home, located in Calle Hernan Cortes 168, 29678 Benahavis, Benahavis, Málaga, 29678, Spain.

3.2. During the provision of services through remote work, the Employee may organise his/her working day with full autonomy in terms of the time of entry and exit, provided that such organisation is carried out within the following time range (10:00 AM – 12:00 PM). However, the Employee undertakes to comply with the total number of working hours corresponding to his/her daily working day, as well as to ensure the proper execution and fulfilment of the tasks and responsibilities inherent to his/her position.

3.3. Nevertheless, during distance working hours, the Employee must ensure that he/she can be reached by telephone and by e-mail via his/her corporate account. In all other respects, he/she is free to organize the working hours as long as there are no operational concerns to the contrary in individual cases.

3.4. During distance working hours, the Employee undertakes to observe the provisions of the applicable Collective Bargaining Agreement, as well as the Statute of Workers, regarding the corresponding rest time.

4. Lugar de Trabajo a Distancia

4. Workplace out of the Company

4.1. El/la empleado/a prestará sus servicios a distancia desde su domicilio privado, indicado en su contrato de trabajo.

4.1. The Employee shall provide his/her services remotely from his/her private home, as indicated in the employment contract..

4.2. El/la Empleado/a se asegurará de que el lugar desde el que preste sus servicios cumple todos los requisitos de seguridad laboral, en particular con lo establecido en la Ley de Prevención de Riesgos Laborales y demás disposiciones complementarias.

4.2. The Employee shall ensure that the place where he/she works from meets all the requirements of occupational safety, in particular the provisions of the Occupational Health and Safety Law (Ley de Prevención de Riesgos Laborales), as well as its complementary dispositions.

4.3. En caso de reubicación de su lugar de residencia, y por lo tanto de su lugar de trabajo durante el trabajo a distancia, la Compañía deberá ser informada sin demora.

4.3. In the event of relocation of his/her place of residence, and thus of his/her place of work during distance work, the Employee must inform the Company of this without delay.

4.4. La prestación de servicios a distancia desde un lugar distinto al domicilio del/ de la Empleado/a requerirá la aprobación previa de la Compañía, siendo de aplicación, en cualquier caso, las previsiones indicadas en esta Cláusula, especialmente en materia de prevención de riesgos laborales.

4.4. The provision of services from a place other than the Employee's domicile shall require prior approval of the Company, and in any case, the provisions set out in this Clause will still be applicable, in particular as regards the prevention of occupational risks.

5. Medios de control empresarial de la actividad

5. Means of control of the activity

5.1. La Compañía podrá adoptar las medidas que estime más oportunas de vigilancia y control para verificar el cumplimiento del Empleado/a de sus obligaciones y deberes laborales, incluida la utilización de medios telemáticos, siempre en estricto cumplimiento con su dignidad y con lo dispuesto en la normativa relativa a la protección de datos de carácter personal.

5.1. The Company may adopt the measures it deems most appropriate for monitoring and controlling to verify the Employee's compliance with his/her obligations and duties at work, including the use of telematic means, in strict compliance with their dignity and with the provisions of the regulations on the protection of personal data.

6. Protección de Datos y Seguridad de la Información

6. Data protection and Security of the Information

6.1. Las normas en materia de protección de datos y la seguridad de datos incluidos en el Contrato de Trabajo, Convenios Colectivos o disposiciones legales continuarán siendo de aplicación al trabajo a distancia, sin distinción.

6.1. The data protection and security rules contained in the Employment Contract, Collective Agreements or legal provisions shall continue to apply to distance work, without distinction.

6.2. El/La Empleado/a está obligado/a a tomar todas las medidas necesarias para proteger cualquier documento, datos e información de la Compañía contra el acceso de terceros, pérdida o daño durante el trabajo a distancia, incluyendo miembros de la familia u otros convivientes.

6.2. The Employee is obliged to take all necessary measures to protect any documents, data and information of the Company against access by third parties, loss or damage during distance work, including family members or roommates.

6.3. El/La Empleado/a está obligado/a a mantener los documentos privados y profesionales separados entre sí en el ámbito de sus actividades de trabajo a distancia. El/La Empleado/a garantizará la custodia y confidencialidad de todos los documentos confidenciales de la Compañía, así como de sus clientes.

6.3. The Employee is obliged to keep private and business documents separate from each other within the scope of his/her distance work. The Employee shall ensure the safekeeping and confidentiality of all confidential documents of the Company and its clients.

7. Derechos colectivos

7. Collective Rights

7.1. El/La Empleado/a tendrá los mismos derechos colectivos que el resto de las personas trabajadoras del centro de trabajo al que esté adscrito y estará sometido/a a las mismas condiciones de participación y elegibilidad en las elecciones para cualquier instancia representativa de las personas trabajadoras.

7.1. The Employee shall have the same collective rights as other employees who work in the office to which he/she is assigned and shall be subject to the same conditions of participation and eligibility in elections for any representative body of employees.

8. Validez del Contrato de Trabajo en todos los demás aspectos

8. Validity of the Employment Agreement in all other respects

8.1. Todas las demás disposiciones del Contrato de Trabajo seguirán aplicándose sin cambios.

8.1. All other provisions of the Employment Agreement shall continue to apply unchanged.

9. Disposiciones finales

9. Final Provisions

9.1. Este Acuerdo tendrá una duración indefinida.

9.1. This Agreement shall be of indefinite duration.

9.2. Salvo que la ley disponga otra cosa, no hay enmiendas escritas u orales al presente Acuerdo.

9.2. Unless otherwise stipulated in the Law, there are no written or oral amendments to this Agreement.

9.3. Las enmiendas y Anexos a este Acuerdo que pudieran firmarse, incluida esta Cláusula, se harán efectivas por escrito. La existencia de cualquier acuerdo contractual individual anterior no se verá afectada por este Acuerdo.

9.3. Any potential amendments and Annexes to this Agreement, including this Clause, shall be in writing to be effective. The priority of any individual contractual agreement shall remain unaffected by this Agreement.

9.4. Si alguna cláusula de este Acuerdo es o se considerara inválida, todas las demás disposiciones del Acuerdo seguirán siendo válidas.

9.4. If any clause of the Amendment is or shall be deemed invalid, all remaining provisions of the Amendment shall remain valid.

9.5. Para la ejecución e interpretación de este Acuerdo, prevalecerá la versión española.

9.5. For execution and interpretation of this Agreement, the Spanish version prevails.

9.6. El presente Acuerdo se regirá por la legislación española. Todas las controversias que surjan en relación con este Acuerdo o cualquier otro acuerdo suplementario serán resueltas por los tribunales españoles.

9.6. This Amendment shall be governed by the Spanish legislation. All disputes arising in connection with this Agreement or any further supplemental agreements shall be settled by a competent court of jurisdiction in Spain.

Y en prueba de conformidad de cuanto antecede, ambas partes suscriben el presente acuerdo, en la fecha de su encabezado.

And in witness whereof, both parties hereto have signed this agreement, on the date of the foregoing.

El/La Empleado(a):

____

Edvard Per Erik Svehag

The employee:

____

Edvard Per Erik Svehag

La Compañía:

Andra Enescu

____

Andra Enescu

Legal representative

The company:

Andra Enescu

____

Andra Enescu

Legal representative